UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2019

Zyla Life Sciences

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	ZCOR	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                   Entry into a Material Definitive Agreement

On May 31, 2019, Zyla Life Sciences (formerly known as Egalet Corporation) (the “Company”) entered into Amendment No. 3 (the “Third Amendment”) to the Asset Purchase Agreement, dated as of October 30, 2018, by and among Iroko Pharmaceuticals, Inc. (“Iroko”), Zyla Life Sciences US Inc. (formerly Egalet US Inc.) (together with the Company, the “Buyer”), and the Company, as amended (the “Asset Purchase Agreement”).

Under the Asset Purchase Agreement, the Buyer was required to make certain payments to Iroko to compensate Iroko for certain underlying royalty and milestone obligations to third party recipients with respect to payments or proceeds arising from a Naproxen product, Tivorbex product and/or Zorvolex product.  The Third Amendment memorializes the Company’s agreement to fund Iroko’s payoff of these underlying obligations in order to eliminate the Company’s ongoing obligation to compensate Iroko for the underlying royalty and milestone obligations, to delete the related provisions of the Asset Purchase Agreement, and to obligate the Company to continue to satisfy any remaining underlying royalty and milestone obligations to these recipients to the extent not so paid off.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and the information contained therein is incorporated herein by reference.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2019, Luke Dűster notified the Company of his resignation from the Board of Directors of the Company (the “Board”).  Mr. Dűster’s resignation is expressly conditioned upon the Board’s election of Gary M. Phillips, M.D. to fill the resulting vacancy.  Mr. Dűster’s resignation from the Board is not due to a disagreement with the Board or management of the Company on any matter relating to the Company’s operations, policies or procedures.

Under the Company’s Stockholders’ Agreement, dated as of January 31, 2019, among the Company and Iroko Pharmaceuticals, Inc. and certain of its affiliates (collectively, the “Iroko Stockholders”), the Iroko Stockholders have the right to nominate a successor director to fill the resulting vacancy left by Mr. Dűster’s resignation.  On June 5, 2019, the Iroko Stockholders notified the Board of their nomination of Dr. Phillips to fill that vacancy and serve as a director of the Company.  The Board will consider Dr. Phillips’ nomination in accordance with the Company’s governance policies and obligations under the Stockholders’ Agreement.

Item 5.03                   Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

Effective June 3, 2019, the Company changed its name to Zyla Life Sciences by filing an amendment to its Certificate of Incorporation. A copy of the Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety thereby.  In addition, the By-laws of the Company were also amended to reflect the name change to Zyla Life Sciences and to expressly permit communication between and among stockholders and directors of the Company by means of electronic transmission. A copy of the By-laws, as amended, is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety thereby.

Item 9.01.                Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
2.1*	Amendment No. 3 to Asset Purchase Agreement, dated as of May 31, 2019

3.1	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Zyla Life Sciences

3.2	First Amendment to Second Amended and Restated Bylaws of Zyla Life Sciences

*                                         All exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Company will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2019	Zyla Life Sciences

	By:	/s/ Robert S. Radie
Name: Robert S. Radie
Title: President and Chief Executive Officer

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